SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)          October 4, 2000
                                                  ------------------------------



                               Essex Bancorp, Inc.
              ----------------------------------------------------
              Exact name of registrant as specified in its charter



          Delaware                        1-10506               54-1721085
----------------------------       --------------------      ------------------
(State or other jurisdiction            (Commission            (IRS Employer
of incorporation)                       File Number)         Identification No.)



      Interstate Corporate Center
         Building 9, Suite 200
           Norfolk, Virginia                                   23502
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Address of principal executive offices                        Zip Code



Registrant's telephone number, including area code          (757) 893-1300
                                                      -------------------------



--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

Item 4.  Changes in Registrant's Certifying Accountants

On October 4, 2000, Essex Bancorp, Inc. ("Registrant") dismissed PricewaterhouseCoopers LLP as its independent accountants and engaged KPMG LLP as the Registrant's certifying accountants. The Registrant's audit committee of the board of directors participated in and approved the decision to change accountants.

In connection with its audits for the two fiscal years ended December 31, 1999, and the subsequent interim period through October 4, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. The reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Registrant as of and for the years ended December 31, 1999 and 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

The Registrant requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 10, 2000, is filed as Exhibit 16 to this Form 8-K.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                              Essex Bancorp, Inc.


         October 10, 2000                     By:  /s/ Gene D. Ross
         ----------------                         ----------------
               (Date)                             Gene D. Ross
                                                  Chairman, President and
                                                  Chief Executive Officer